UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of EXCO Resources, Inc. (the “Company”) approved forms of performance-based share unit award agreements (the “Award Agreements”) under the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Incentive Plan”), and the performance criteria for grants of “performance share units” (“PSUs”). The Committee determined to grant PSUs to a select group of the Company’s executive officers as part of its equity compensation program, effective July 1, 2015. The Committee decided to grant a target number of PSUs to Harold L. Hickey, Richard A. Burnett, William L. Boeing and Harold H. Jameson equal to 600,000, 285,000, 300,000 and 255,000, respectively.

Performance Share Units. Pursuant to the Award Agreements, each participant is eligible to vest in and receive a number of PSUs, ranging from 0% to 200% of the target number of PSUs granted (the “Target Units”), based on the attainment of total shareholder return (“TSR”) goals on the period commencing on and including the date of grant and ending on third anniversary of the date of grant (the “Measurement Period”). Each PSU represents a non-equity unit with a conversion value equal to the fair market value of a share of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at any time. Under the terms of the Award Agreements, the Company is required to convert vested PSUs into a cash payment in an aggregate amount equal to the number of vested PSUs multiplied by the fair market value of a share of Common Stock as of the vesting date, less applicable withholdings and deductions, as soon as administratively practicable following the determination that the vesting conditions have been achieved. The PSUs will vest upon the third anniversary of the date of grant, July 1, 2018 (the “Vesting Date”), subject to the achievement of certain performance criteria set forth below and subject to the restrictions and conditions of the Incentive Plan.

The number of PSUs that vest and convert into a cash payment is dependent upon the Company’s TSR achieved during the Measurement Period and the Company’s TSR achieved relative to the TSR achieved by the Company’s peer group during the Measurement Period. If the percentile rank of the Company’s TSR within the peer group is below 35%, then no PSUs will vest. If the percentile rank of the Company’s TSR equals 35%, then 50% of the Target Units will vest, and for every increase in the Company’s percentile rank within the peer group over 35%, a proportionate percentage of Target Units will vest on the Vesting Date (i.e., if the percentile rank of the Company’s TSR is between 35%-49% of the peer group, then 50%-99% of Target Units will vest; if the percentile rank of the Company’s TSR is between 50%-74% of the peer group, then 100%-199% of Target Units will vest; and if the percentile rank of the Company’s TSR is 75% of the peer group or above, then 200% of Target Units will vest, calculated on the basis of straight-line interpolation applied on the change in performance between threshold and target, and between target and maximum levels of percentile rank). All unvested PSUs also become immediately vested upon a change in control based on the achievement of the performance criteria determined as of the closing date of the change in control as defined in the Incentive Plan; provided that the participant is employed by or providing services to the Company as of the change in control. In addition, subject to the timely execution and delivery of a release and expiration of any revocation period, for named executive officers a pro-rata portion of the PSUs (based on the number of days the executive officer was employed between the date of grant and the date of termination) will become immediately vested on the date of a Qualifying Termination (as defined in either an Amended and Restated Retention Agreement or a Retention Agreement, by and between the Company and each executive officer), based on the achievement of the performance criteria determined as of the date of the Qualifying Termination. Unvested PSUs are forfeited upon the earliest of (i) the Vesting Date and (ii) the participant’s termination of service, provided that if such termination of service is due to death or disability, such participant is treated as continuing to provide services during the Measurement Period.

The foregoing description of the Award Agreements does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the complete text of the Award Agreements, which are filed as Exhibits 10.1 and 10.2 herewith and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Performance-Based Share Unit Agreement for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

10.2	Form of Performance-Based Share Unit Agreement for Named Executive Officers for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: July 8, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Share Unit Agreement for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

10.2	Form of Performance-Based Share Unit Agreement for Named Executive Officers for the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan.

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